SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2002

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924

(State or other jurisdiction of	(Commission	(I.R.S. Employer

incorporation)	File Number)	Identification No.)

2145 Hamilton Avenue
San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On October 3, 2002, eBay Inc. (the “Company”) issued a press release announcing that holders of a majority of the common stock of PayPal, Inc., a Delaware corporation (“PayPal”), approved the proposed merger (the “Merger”) of Vaquita Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, with and into PayPal. The Company also announced that the Merger was completed on October 3, 2002. As a result of the Merger, PayPal became a wholly-owned subsidiary of the Company. In the Merger, each issued and outstanding share of PayPal common stock, par value $0.001 per share, was converted into, and became exchangeable for, 0.39 of a share (the “Exchange Ratio”) of common stock, par value $0.001 per share, of the Company. In addition, the Company assumed all options outstanding under the PayPal stock option plans, in a number adjusted to reflect the Exchange Ratio. In connection with the Merger, the Company will issue, or reserve for issuance upon exercise of options, a total of approximately 26.5 million shares of the Company's common stock. A copy of the Company’s press release is attached hereto as an Exhibit.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a. Not applicable. The required financial statements were filed with Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-97727), which was filed with the Securities and Exchange Commission on August 28, 2002 and became effective on August 29, 2002.

b. Not applicable. The required pro forma financial information was filed with Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-97727), which was filed with the Securities and Exchange Commission on August 28, 2002 and became effective on August 29, 2002.

c.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated October 3, 2002.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2002	eBay Inc.

	By:	/s/ Michael R. Jacobson Michael R. Jacobson

Senior Vice President, Legal Affairs, General Counsel and Secretary

Exhibit Index

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated October 3, 2002.